UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 10, 2014

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 10, 2014, Ashford Hospitality Advisors LLC (“Ashford LLC”), a subsidiary of Ashford Hospitality Trust, Inc. (the “Company”) entered into four Assignment, Assumption and Admission Agreements (the “Agreements”) to effect the following:

(i)
sale to Monty Bennett (“Bennett”) of a 25% equity interest in AIM Management Holdco, LLC (“AIM Holdco”), to be represented by Class B company interests, and sale to Bennett of a 25% limited partnership interest in AIM Performance Holdco, LP (“AIM Performance Holdco”), to be represented by Class B limited partnership interests, for an aggregate of $750,000, payable in cash; and

(ii)
sale to Rob Hays (“Hays”) of a 15% equity interest in AIM Holdco, to be represented by Class B company interests, and sale to Hays of a 15% limited partnership interest in AIM Performance Holdco, to be represented by Class B limited partnership interests, for an aggregate of $450,000, payable in cash.

AIM Holdco is a newly formed entity that will be the sole member of Ashford Investment Management, LLC (“AIM”) and any other entity formed in the future by Ashford LLC to act as investment advisor to any private investment fund other than a REIT or REIT incubator. AIM, or its affiliates, will serve as the investment advisor to any investment funds launched by Ashford LLC and will receive management fees or other fees or compensation for its role as investment advisor. AIM REHE Funds GP, LP (“AIM GP”), or its affiliates, will serve as the general partner of any such funds and be entitled to a performance allocation or carried interest, based, generally, on the net profits of the investors in such funds. AIM Performance Holdco will hold a 99.99% limited partnership interest in AIM GP and any other entity formed in the future by Ashford LLC to serve as the general partner of any such funds.
The Company formed a special committee of independent directors to evaluate the merits and terms of the sale. The special committee engaged an independent financial advisor to assist the company in analyzing and assessing the fairness of the consideration to be paid by Messrs. Bennett and Hays. The financial advisor delivered an opinion to the special committee to the effect that, subject to the assumptions, limitations and qualifications contained in the fairness opinion, the consideration to be received by Ashford LLC in the sale transaction is fair from a financial point of view to the Company. After careful consideration of the financial advisor’s evaluation, the special committee recommended that the board of Ashford Trust approve the sale on the terms set forth in the Agreements.
Bennett is the chief executive officer and chairman of the board of directors of the Company, as well as the chief executive officer of Ashford LLC and the chief investment officer of AIM. Hays is the chief strategy officer of the Company, Ashford LLC and AIM. Bennett and Hays will serve as the initial managers of AIM Holdco and of the general partner of AIM Performance Holdco.
Following the consummation of the Agreements, Bennett and Hays will collectively own all of the Class B company interests and limited partnership interests of both AIM Holdco and AIM Performance Holdco, respectively, which will, collectively, represent a 40% equity interest in AIM Holdco and AIM Performance Holdco, respectively. The amended and restated limited liability company operating agreement of AIM Holdco and the second amended and restated limited partnership agreement of AIM Performance Holdco are filed as Exhibits 10.1 and 10.2, respectively and incorporated herein by reference.
The above summary of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, copies of which are filed as Exhibits 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8‑K.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.     Description

10.1	Second Amended and Restated Limited Partnership Agreement of AIM Performance Holdco, LP
10.2	Amended and Restated Limited Liability Company Operating Agreement of AIM Management Holdco, LLC
10.3
Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Monty Bennett, regarding the sale of Class B company interests of AIM Management Holdco, LLC

10.4
Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Rob Hays, regarding the sale of Class B company interests of AIM Management Holdco, LLC

10.5
Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Monty Bennett, regarding the sale of Class B limited partnership interests of AIM Performance Holdco, LP

10.6
Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Rob Hays, regarding the sale of Class B limited partnership interests of AIM Performance Holdco, LP

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2014

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel